Exhibit 4.3

EXECUTION COPY

REGISTRATION RIGHTS AGREEMENT

(NASD Affiliated)

This REGISTRATION RIGHTS AGREEMENT, dated as of October    , 2003 (this “Agreement”), is made by and among Magnetek, Inc., a Delaware corporation, with headquarters located at 10900 Wilshire Boulevard, Suite 850, Los Angeles, California 90024 (the “Company”), and the investors named on the signature pages hereto (together with their eligible transferees or assignees who agree to become bound by the provisions of this Agreement in accordance with Article IX hereof, the “Riley Investors”).

RECITALS:

A.                                   In connection with the Stock Purchase Agreements (the “Purchase Agreements”) dated October    , 2003 made by and between the Riley Investors and the other purchasers named therein (the “Other Investors” and, together with the Riley Investors, the “Investors”), on the one hand, and the Company, on the other hand, the Company has agreed, upon the terms and subject to the conditions of the Purchase Agreements, to issue and sell to the Investors an aggregate of 4,200,000 shares of the Company’s Common Stock.

B.                                     In order to induce the Investors to execute and deliver the Purchase Agreements, the Company has agreed to provide certain registration rights under the Securities Act and applicable state securities laws with respect to the Common Shares.

In consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investors hereby agree as follows:

ARTICLE I
DEFINITIONS

Capitalized terms used and not otherwise defined herein have the respective meanings given them set forth in the Purchase Agreements.  In addition, as used in this Agreement, the following terms have the following meanings:

1.1                                 “Common Shares” means the shares of Common Stock sold pursuant to the Purchase Agreements.

1.2                                 “Other Registration Rights Agreements” means the Registration Rights Agreements between the Company, on the one hand, and the Other Investors and certain of the Riley Investors, on the other hand, entered into pursuant to the Purchase Agreements substantially concurrently herewith.

1.3                                 “Registrable Securities” means the Common Shares sold to the Riley Investors pursuant to the Purchase Agreements and any shares of capital stock issued or issuable from time to time (with any adjustments) in exchange for or otherwise with respect to the Common Shares.

1.4                                 “Registration Period” means the period between the date of this Agreement and the earlier of (i) the date on which all of the Registrable Securities have been sold by the Investors, or (ii) the date on which all the Registrable Securities (in the reasonable opinion of the Investors’

counsel, and excluding any Registrable Securities held by an Investor that has become an affiliate of the Company after the date hereof) may be immediately sold by the Investors without registration and without restriction (including without limitation as to volume by each holder thereof) as to the number of Registrable Securities to be sold, pursuant to Rule 144 or otherwise.

1.6                                 “Registration Statement” means a Registration Statement of the Company filed under the Securities Act.

1.7                                 The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a Registration Statement or statements in compliance with the Securities Act and pursuant to Rule 415 and the declaration or ordering of effectiveness of such Registration Statement by the SEC.

1.8                                 “Rule 415” means Rule 415 under the Securities Act, or any successor Rule providing for offering securities on a continuous basis, and applicable rules and regulations thereunder.

ARTICLE II
REGISTRATION

2.1                                 Mandatory Registration.  The Company will use best efforts to file with the SEC a Registration Statement on Form S-3 registering the Registrable Securities and no other securities for resale within 20 business days after the Closing Date of the purchase of the Common Shares under the Purchase Agreements.  If Form S-3 is not available at that time, then the Company will file a Registration Statement on such form as is then available to effect a registration of the Registrable Securities, subject to the consent of the Riley Investors, which consent will not be unreasonably withheld.  If a Registration Statement registering the Registrable Securities for resale is not available, then the Company will file a Registration Statement on such form as is then available to effect a registration of the Registrable Securities on a primary basis by the Company.

2.2                                 Effectiveness of the Registration Statement.  The Company will use its best efforts to cause the Registration Statement to be declared effective by the SEC as soon as practicable after filing, and in any event no later than the 90th day after the Closing Date (the “Required Effective Date”).  However, so long as the Company filed or held itself ready to file the Registration Statement within 20 business days after the Closing Date, (a) if the SEC takes the position that registration of the resale of the Registrable Securities by the Investors is not available under applicable laws, rules and regulations and that the Company must register the offering of the Registrable Securities as a primary offering by the Company, or (b) if the Registration Statement receives SEC review, then the Required Effective Date will be the 120th day after the Closing Date.  Notwithstanding the foregoing, if the SEC takes the position described in (a) above and, as to any particular Riley Investor, requires a delay before permitting the filing or effectiveness of the registration of such Investor’s Registrable Securities, then the Required Effective Date for such Riley Investor shall be extended by the period of time the SEC requires either the filing or the effectiveness of the Registration Statement so to be delayed, as the case may be.  In the case of an SEC response described in clause (a), the Company will, within 40 business days after the date the Company receives such SEC response, file a Registration Statement as a primary offering.  The Company’s best efforts will include, but not be limited to, promptly responding to all comments received from the staff of the SEC.  If the Company receives notification from the SEC that the Registration Statement will receive no action or review from the SEC, then the Company will submit a request for accelerated effectiveness of the Registration Statement within five business days after such SEC notification.  Once the Registration Statement is declared effective by the SEC, the Company will cause the Registration Statement to remain effective throughout the Registration Period, except as permitted under Section 3.

2.3                                 Liquidated Damages Payments by the Company.  If (i) at any time after effectiveness of the Registration Statement, sales cannot be made thereunder for any reason, including the suspension of effectiveness of the Registration Statement as described in Section 3.5, for a period of more than 20 consecutive business days, or 60 days in the aggregate, during any 12-month period or (ii) the Common Stock is not listed or included for quotation on the NYSE, Nasdaq National Market, Nasdaq SmallCap, or AMEX for more than an aggregate of 10 business days in any 12-month period, then the Company will thereafter make cash payments to each Riley Investor as compensation for such delay.  The amount of the cash payment made to each Riley Investor will be equal to 2% of the purchase price paid for the Common Shares purchased and not previously sold by the Riley Investor for each 30 day period that sales cannot be made under the effective Registration Statement or the Common Stock is not listed or included for quotation on the NYSE, Nasdaq National Market, Nasdaq SmallCap, or AMEX, up to a maximum of six (6) such thirty (30) day periods.  In each case of such an interruption, the number of days in clause (iii) of the definition of Registration Period will be extended by the number of days of such interruption.  These payments will be prorated on a daily basis during the 30 day period and will be paid to each applicable Riley Investor in cash within five business days following the end of each month after the 20th day that sales could not be made.  The Liquidated Damages set forth in this Section 2.3 and in Section 2.4 shall be the exclusive remedy available to the Riley Investors for any late registration described in Section 2.4 or any suspension of the Registration Statement described in this Section 2.3.  In no event shall the Company be required to pay any duplicative liquidated damages (whether under an Other Registration Rights Agreement or otherwise) in the event any such suspension or failure to timely register are concurrent of each other.

2.4                                 Liquidated Damages as a result of Late Registration.  If the Registration Statement has not been declared effective by the Required Effective Date, then the Company will make cash payments to each affected Riley Investor as compensation for such delay (the “Late Registration Payments”).  The Late Registration Payments will be equal to 2% of the purchase price paid for the Common Shares purchased by such Investor and not previously sold by such Riley Investor for each 30 day period after the Required Effective Date, up to a maximum of six (6) such thirty (30) day periods.  The Late Registration Payments will be prorated on a daily basis during each 30 day period and will be paid to the Investors in cash within five business days after the earlier of (i) the end of each such 30 day period following the Required Effective Date or (ii) the effective date of the Registration Statement.  As set forth above, the liquidated damages in this Section 2.4 shall be the exclusive remedy in the event the Registration Statement has not been declared effective by the Required Effective Date.

2.5                                 Eligibility to use Form S-3.  The Company will file all reports required to be filed by the Company with the SEC in a timely manner so as to preserve its eligibility for the use of Form S-3.

ARTICLE III
ADDITIONAL OBLIGATIONS OF THE COMPANY

3.1                                 Continued Effectiveness of Registration Statement.  Subject to the limitations set forth in Section 3.5, the Company will keep the Registration Statement covering the Registrable Securities effective under Rule 415 at all times during the Registration Period.

3.2                                 Accuracy of Registration Statement.  Any Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) filed by the Company covering Registrable Securities will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.  The Company will prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to permit sales pursuant to the Registration Statement at all times during the Registration Period, and, during such period, will comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement until the termination of the Registration Period, or if earlier, until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statement.

3.3                                 Furnishing Documentation.  The Company will furnish to each Riley Investor whose Registrable Securities are included in a Registration Statement, or to its legal counsel if it notifies the Company to do so, (a) promptly after each document is prepared and publicly distributed, filed with the SEC or received by the Company, one copy of any Registration Statement filed pursuant to this Agreement and any amendments thereto, each preliminary prospectus and final prospectus and each amendment or supplement thereto; and (b) a number of copies of a typed version of the (i) the prospectus, including a preliminary prospectus, and all amendments and supplements thereto, and (ii) such other documents as the Riley Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Riley Investor.  The Company will immediately notify by facsimile each Riley Investor whose Registrable Securities are included in any Registration Statement of the effectiveness of the Registration Statement and any post-effective amendment.

3.4                                 Additional Obligations.  The Company will use its best efforts to (a) register and qualify the Registrable Securities covered by a Registration Statement under such other securities or blue sky laws of such jurisdictions as each Investor who holds (or has the right to hold) Registrable Securities being offered reasonably requests, provided that such jurisdiction has also been the subject of requests from Investors other than the Riley Investors (b) prepare and file in those jurisdictions any amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain their effectiveness during the Registration Period, (c) take any other actions necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (d) take any other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions.  Notwithstanding the foregoing, the Company is not required, in connection with such obligations, to:  (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3.4, (ii) subject itself to general taxation in any such jurisdiction, (iii) file a general consent to service of process in any such jurisdiction, (iv) provide any undertakings that cause material expense or burden to the Company, or (v) make any change in its charter or bylaws.

3.5                                 Suspension of Registration.

(a)                                  The Company will notify (by telephone and also by facsimile or electronic mail and reputable overnight courier) each Investor who holds Registrable Securities being sold pursuant to a Registration Statement of the happening of any event of which the Company has knowledge as a result of which the prospectus included in the Registration Statement as then in effect includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  The Company will make such notification as promptly as practicable after the Company becomes aware of the event (but in no event, without the prior written consent of the applicable Riley Investor, will the Company disclose to such Riley Investor any of the facts or circumstances regarding the event), will promptly (but in no event more than ten business days) prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and will deliver a number of copies of such supplement or amendment to each Investor as such Investor may reasonably request.

(b)                                 Notwithstanding the obligations under Section 3.5(a), if in the good faith judgment of the Company, following consultation with legal counsel, it would be detrimental to the Company and its stockholders for resales of Registrable Securities to be made pursuant to the Registration Statement (i) due to the existence of a material development or potential material development involving the Company which the Company would be obligated to disclose in the Registration Statement, which disclosure would be premature or otherwise inadvisable at such time or would have a Material Adverse Effect upon the Company and its stockholders, or (ii) because, in the good faith judgment of the Company’s Board of Directors, it would adversely affect or require premature disclosure of the filing of a Company-initiated registration of any class of its equity securities, the Company will have the right to suspend the use of the Registration Statement for a period of not more than ninety days, provided, however, that the Company may so defer or suspend the use of the Registration Statement no more than one time in any twelve-month period, and provided, further, that, after deferring or suspending the use of the Registration Statement, the Company may not again defer or suspend the use of the Registration Statement until a period of thirty days has elapsed after resumption of the use of the Registration Statement.  The provisions of Section 2.3 will apply to any suspension of the Registration Statement under this Section 3.5(b).  If the use of the Registration Statement is suspended by the Company, the Company will promptly give notice of the suspension to all Riley Investors whose Registrable Securities are covered by the Registration Statement, and will promptly notify each such Riley Investor as soon as the use of the Registration Statement may be resumed

3.6                                 Review by the Investors.  The Company will engage a single firm of legal counsel for the benefit of the Riley Investors and the Other Investors, reasonably acceptable to the Investors who hold a majority in interest of the “Registrable Securities” as defined herein and in the Other Registration Rights Agreements, to review the Registration Statement and all amendments and supplements thereto (as well as all requests for acceleration or effectiveness thereof) a reasonable period of time prior to their filing with the SEC, and will not file any document in a form to which such counsel reasonably objects, unless otherwise required by law in the opinion of the Company’s counsel.  The sections of any such Registration Statement including information with respect to the Riley Investors, the Riley Investors’ beneficial ownership of securities of the Company or the Riley Investors’ intended method of disposition of Registrable Securities must conform to the information provided to the Company by each of the respective Riley Investors.

3.7                                 Comfort Letter; Legal Opinion.  At the request of the Riley Investors who hold a majority in interest of the Registrable Securities being sold pursuant to a Registration Statement as a primary offering by the Company, the Company will furnish to the Riley Investors (i) a letter, dated such date, from the Company’s independent certified public accountants, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the Investors; and (ii) an opinion, dated such date, from counsel to the Company (which counsel may be an employee of the Company) for purposes of the Registration Statement, in form and substance as is customarily given in an underwritten public offering, addressed to the Investors.

3.8                                 Due Diligence; Confidentiality.

(a)                                  The Company will make available for inspection by any Riley Investor whose Registrable Securities are being sold pursuant to a Registration Statement as a primary offering by the Company and any attorney, accountant or other agent retained by any such Riley Investor (collectively, the “Inspectors”), all pertinent financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), as each Inspector reasonably deems necessary to enable the Inspector to exercise its due diligence responsibility.  The Company will cause its officers, directors and employees to supply all information that any Inspector may reasonably request for purposes of performing such due diligence.

(b)                                 Each Inspector will hold in confidence, and will not make any disclosure (except to an Investor) of, any Records or other information that the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction, (iii) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement (to the knowledge of the relevant Inspector), (iv) the Records or other information was developed independently by an Inspector without breach of this Agreement, (v) the information was known to the Inspector before receipt of such information from the Company, or (vi) the information was disclosed to the Inspector by a third party without restriction.  The Company is not required to disclose any confidential information in the Records to any Inspector unless and until such Inspector has entered into a confidentiality agreement (in form and substance satisfactory to the Company) with the Company with respect thereto, substantially in the form of this Section 3.9.  Each Riley Investor will, upon learning that disclosure of Records containing confidential information is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records or other information deemed confidential.  Nothing herein will be deemed to limit any Riley Investor’s ability to sell Registrable Securities in a manner that is otherwise consistent with applicable laws and regulations.

(c)                                  The Company will hold in confidence, and will not make any disclosure of, information concerning a Riley Investor provided to the Company under this Agreement unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement (v) the information was disclosed to the Company by a third party without restriction or (vi) such Investor consents to the form and content of any such disclosure.  If the Company learns that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, the Company will give prompt notice to such Investor prior to making such disclosure and allow such Investor, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

3.9                                 Listing.  The Company will (i) cause all of the Registrable Securities covered by each Registration Statement to be listed on each national securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) to the extent the securities of the same class or series are not then listed on a national securities exchange, secure the designation and quotation of all of the Registrable Securities covered by each Registration Statement on Nasdaq and, without limiting the generality of the foregoing, arrange for at least two market makers to register with the National Association of Securities Dealers, Inc. as such with respect to such Registrable Securities.

3.10                           Transfer Agent; Registrar.  The Company will provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement.

3.11                           Share Certificates.  The Company will cooperate with the Riley Investors who hold Registrable Securities being sold to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to a Registration Statement and will enable such certificates to be in such denominations or amounts as the case may be, and registered in such names as the Investors may reasonably request, all in accordance with Article V of the Purchase Agreements.

3.12                           Plan of Distribution.  At the request of the Riley Investors holding a majority in interest of the Registrable Securities registered pursuant to a Registration Statement, the Company will promptly prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement, and the prospectus used in connection with the Registration Statement, as may be necessary in order to change the plan of distribution set forth in such Registration Statement.

3.13                           Securities Laws Compliance.  The Company will comply with all applicable laws related to any Registration Statement relating to the sale of Registrable Securities and to the offering and sale of the Registrable Securities and with all applicable rules and regulations of governmental authorities in connection therewith (including, without limitation, the Securities Act, the Exchange Act and the rules and regulations promulgated by the SEC).

3.14                           Further Assurances.  The Company will take all other reasonable actions as any Riley Investor may reasonably request to expedite and facilitate disposition by such Investor of the Registrable Securities pursuant to the Registration Statement.

3.15                           No Additional Selling Shareholders.  The Company will not, and will not agree to, allow the holders of any securities of the Company to include any of their securities in any

Registration Statement under Section 2.1 hereof, or any amendment or supplement thereto under Section 3.2 hereof, without the consent of the Riley Investors holding a majority in interest of the Registrable Securities then outstanding, except that the Company may include the securities outstanding to the Flexcare Retirement Plan if the trustee of the Plan requires the Company to do so.

ARTICLE IV
OBLIGATIONS OF THE RILEY INVESTORS

4.1                                 Investor Information.  As a condition to the obligations of the Company to complete any registration pursuant to this Agreement with respect to the Registrable Securities of each Riley Investor, such Riley Investor will furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as is reasonably required by the Company to effect the registration of the Registrable Securities.  At least 5 business days prior to the first anticipated filing date of a Registration Statement for any registration under this Agreement, the Company will notify each Riley Investor of the information the Company requires from that Riley Investor if such Riley Investor elects to have any of its Registrable Securities included in the Registration Statement.  If, within two business days prior to the filing date, the Company has not received the requested information from a Riley Investor, then the Company may file the Registration Statement without including the Registrable Securities of that Riley Investor.  Each Riley Investor shall promptly notify the Company of any changes in the information provided by such Riley Investor to the Company.

4.2                                 Further Assurances.  Each Riley Investor will cooperate with the Company, as reasonably requested by the Company, in connection with the preparation and filing of any Registration Statement hereunder, unless such Riley Investor has notified the Company in writing of such Investor’s election to exclude all of such Riley Investor’s Registrable Securities from the Registration Statement.

4.3                                 Prospectus Delivery.  In the event of a sale of Registrable Securities by a Riley Investor pursuant to a Registration Statement, unless such requirement is waived by the Company in writing, such Riley Investor shall deliver to the Company’s transfer agent, with a copy to the Company, a Certificate of Subsequent Sale substantially in the form attached hereto as Exhibit A, so that such Registrable Securities may be properly transferred.

4.4                                 Suspension of Sales.  Upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.5, each Riley Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until it receives copies of the supplemented or amended prospectus contemplated by Section 3.5.  If so directed by the Company, each Riley Investor will deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in such Riley Investor’s possession (other than a limited number of file copies) of the prospectus covering such Registrable Securities that is current at the time of receipt of such notice.

ARTICLE V
EXPENSES OF REGISTRATION

The Company will bear all reasonable expenses, other than sales commissions and transfer taxes, if any, incurred in connection with registrations, filings or qualifications pursuant to Articles II and III of this Agreement, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, the fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one firm of legal counsel engaged for the combined benefit of the Riley Investors pursuant to Section 3.6 hereof and the Other Investors pursuant to Section 3.6 of the Other Registration Rights Agreements, not to exceed $10,000 in the aggregate.

ARTICLE VI
INDEMNIFICATION

In the event that any Registrable Securities are included in a Registration Statement under this Agreement:

6.1                                 To the extent permitted by law, the Company will indemnify and hold harmless each Riley Investor that holds such Registrable Securities, any directors or officers of such Riley Investor and any person who controls such Riley Investor within the meaning of the Securities Act or the Exchange Act (each, a “Riley Indemnified Person”) against any losses, claims, damages, expenses or liabilities (joint or several) (collectively, and together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened in respect thereof, “Claims”) to which any of them becomes subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims arise out of or are based upon any of the following statements, omissions or violations in a Registration Statement filed pursuant to this Agreement, any post-effective amendment thereof or any prospectus included therein:  (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) any untrue statement or alleged untrue statement of a material fact contained in the prospectus (as it may be amended or supplemented) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or (c) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any other law, including without limitation any state securities law or any rule or regulation thereunder (the matters in the foregoing clauses (a) through (c) being, collectively, “Violations”).  Subject to the restrictions set forth in Section 6.3 with respect to the number of legal counsel, the Company will reimburse each applicable Riley Indemnified Person promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any Claim.  Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6.1 (i) does not apply to a Claim by a Riley Indemnified Person arising out of or based upon a Violation that occurs in reliance upon or in conformity with information furnished in writing to the Company by any such Riley Indemnified Person expressly for use in connection with the preparation of, or inclusion in, the Registration Statement or any such amendment thereof or supplement thereto; and (ii) does not apply to amounts paid in settlement of any Claim if such settlement is made without the prior written consent of the Company, which consent will not be unreasonably withheld.  This indemnity obligation will remain in full force and effect regardless of any investigation made by or on behalf of the Riley Indemnified Persons and will survive the transfer of the Registrable Securities by the Riley Investors under Article IX of this Agreement.

6.2                                 In connection with any Registration Statement in which an Investor is participating, each such Riley Investor will jointly and severally indemnify and hold harmless, to the same extent and in the same manner set forth in Section 6.1 above, the Company, each of its directors, each of its officers who signs the Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, and any other stockholder selling securities pursuant to the Registration Statement or any of such selling stockholder’s directors or officers or any person who controls such selling stockholder within the meaning of the Securities Act or the Exchange Act (each a “Company Indemnified Person” and, together with the Riley Indemnified Persons, each an “Indemnified Party”) against any Claim to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon or in conformity with written information furnished to the Company by such Investor expressly for use in connection with, or inclusion in, such Registration Statement.  Subject to the restrictions set forth in Section 6.3, such Riley Investor will promptly jointly and/or severally reimburse any legal or other expenses (promptly as such expenses are incurred and due and payable) reasonably incurred by the applicable Company Indemnified Persons in connection with investigating or defending any such Claim.  However, the indemnity agreement contained in this Section 6.2 does not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Riley Investors, which consent will not be unreasonably withheld, and no Riley Investor will be liable under this Agreement (including this Section 6.2 and Article VII) for the amount of any Claim that exceeds the net proceeds actually received by such Riley Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement.  This indemnity will remain in full force and effect regardless of any investigation made by or on behalf of any Company Indemnified Persons and will survive the transfer of the Registrable Securities by the Riley Investors under Article IX of this Agreement.

6.3                                 Promptly after receipt by an Indemnified Party under this Article VI of notice of the commencement of any action (including any governmental action), such Indemnified Party will, if a Claim in respect thereof is to be made against any indemnifying party under this Article VI, deliver to the indemnifying party a written notice of the commencement thereof.  The indemnifying party may participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly given notice, assume control of the defense thereof with counsel mutually satisfactory to the indemnifying parties and the Indemnified Party.  In that case, the indemnifying party will diligently pursue such defense.  If, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Party and the indemnifying party would be inappropriate due to actual or potential conflicts of interest between the Indemnified Party and any other party represented by such counsel in such proceeding or the actual or potential defendants in, or targets of, any such action including the Indemnified Party, and any such Indemnified Party reasonably determines that there may be legal defenses available to such Indemnified Party that are different from or in addition to those available to the indemnifying party, then the Indemnified Party is entitled to assume such defense and may retain its own counsel, with the fees and expenses to be paid by the indemnifying party.  The Company will pay for only one separate legal counsel for the Investors subject to the Claim collectively, and such legal counsel will be selected by the Investors holding a majority in interest of the Registrable Securities.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action does not relieve an indemnifying party of any liability to an Indemnified Party under this Article VI, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.  The indemnification required by this Article VI will be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

ARTICLE VII
CONTRIBUTION

To the extent that any indemnification provided for herein is prohibited or limited by law, the indemnifying party will make the maximum contribution with respect to any amounts for which it would otherwise be liable under Article VI to the fullest extent permitted by law.  However, (a) no contribution will be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Article VI, (b) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation, and (c) contribution (together with any indemnification or other obligations under this Agreement) by any seller of Registrable Securities will be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

ARTICLE VIII
EXCHANGE ACT REPORTING

In order to make available to the Riley Investors the benefits of Rule 144 or any similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration, the Company will:

(a)                                  File with the SEC in a timely manner, and make and keep available, all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements (it being understood that nothing herein limits the Company’s obligations under Section 4.3 of the Purchase Agreements) and the filing and availability of such reports and other documents is required for the applicable provisions of Rule 144; and

(b)                                 Furnish to each Riley Investor, so long as such Investor holds Registrable Securities, promptly upon the Riley Investor’s request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents filed by the Company with the SEC and (iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

ARTICLE IX
ASSIGNMENT OF REGISTRATION RIGHTS

The rights of the Riley Investors hereunder, including the right to have the Company register Registrable Securities pursuant to this Agreement to the extent the nature of the transferee requires or may require a primary registration under applicable securities law, will be automatically assigned by the Investors to transferees or assignees of all or any portion of the Registrable Securities, but only if (a) the transferring Riley Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (b) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of the name and address of such transferee or assignee and the Registrable Securities with respect to which such registration rights are being transferred or assigned, (c) after such transfer or assignment, the further disposition of such Registrable Securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, (d) at or before the time the Company received the written notice contemplated by clause (b) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein, (e) such transfer is made in accordance with the applicable requirements of the Purchase Agreements, and (f) the transferee is an “accredited investor” as that term is defined in Rule 501 of Regulation D and is not, and will not become as a result of the transfer, an affiliate of the Company.  If a transferee of Registrable Securities hereunder would be similarly situated to the Other Investors with regard to a secondary registration of Registrable Securities, the Company will have no obligation to such transferee other than to provide it with the rights it would have had as a transferee under the Other Registration Rights Agreements.

ARTICLE X
AMENDMENT OF REGISTRATION RIGHTS

This Agreement may be amended and the obligations hereunder may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and of the Riley Investors who then hold a two-thirds (2/3) interest of the Registrable Securities (but not including any Investor who is not affected by such amendment or waiver).  Any amendment or waiver effected in accordance with this Article X is binding upon each Investor and the Company.  Notwithstanding the foregoing, no amendment or waiver will retroactively affect any Investor without its consent, or will prospectively adversely affect any Investor who no longer owns any Registrable Securities without its consent.  Neither Article VI nor Article VII hereof may be amended or waived in a manner adverse to an Investor without its consent.

ARTICLE XI
MISCELLANEOUS

11.1                           Conflicting Instructions.  A person or entity is deemed to be the registered owner of Registrable Securities whenever such person or entity owns of record such Registrable Securities.  If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company will act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

11.2                           Notices.  Any notices required or permitted to be given under the terms of this Agreement will be given as set forth in the Purchase Agreements entered into by the applicable Riley Investors.

11.3                           Waiver.  Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, does not operate as a waiver thereof.

11.4                           Governing Law; Attorneys’ Fees.  This Agreement will be governed by and interpreted in accordance with the laws of the State of California without regard to the principles of conflict of laws.  The parties hereto hereby submit to the exclusive jurisdiction of the United States federal and state courts located in the State of California with respect to any dispute arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby.  In the event of any action or proceeding arising from or relating to this Agreement, the prevailing party shall be entitled to recover its attorneys’ fees.

11.5                           Severability.  If any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision will be deemed modified in order to conform with such statute or rule of law.  Any provision hereof that may prove invalid or unenforceable under any law will not affect the validity or enforceability of any other provision hereof.

11.6                           Entire Agreement; No Duplicative Rights.  This Agreement and the Purchase Agreements entered into by the applicable Riley Investors (including the respective schedules and exhibits thereto) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein.  This Agreement supersedes all prior agreements or understandings among the parties hereto with respect to the subject matter hereof.  No Riley Investor is entitled to duplicative rights hereunder and under any Other Registration Rights Agreements and, therefore, to the extent and so long as a specific right is available or afforded to a Riley Investor under any Other Registration Rights Agreements (including, without limitation, with respect to registration of Registrable Securities, rights to indemnification or contribution or otherwise), such right shall not be available to such Riley Investor hereunder.

11.7                           Successors and Assigns.  Subject to the requirements of Article IX hereof, this Agreement inures to the benefit of and is binding upon the successors and assigns of each of the parties hereto.  Notwithstanding anything to the contrary herein, including, without limitation, Article IX, the rights of an Investor hereunder are assignable to and exercisable by a bona fide pledgee of the Registrable Securities in connection with an Investor’s margin or brokerage accounts.

11.8                           Use of Pronouns.  All pronouns refer to the masculine, feminine or neuter, singular or plural, as the context may require.

11.9                           Headings.  The headings of this Agreement are for convenience of reference only, are not part of this Agreement and do not affect its interpretation.

11.10                     Counterparts.  This Agreement may be executed in two or more counterparts, each of which is deemed an original but all of which constitute one and the same agreement.  This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission, and facsimile signatures are binding on the parties hereto.

11.11                     Further Assurances.  Each party will do and perform, or cause to be done and performed, all such further acts and things, and will execute and deliver all other agreements, certificates, instruments and documents, as another party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

11.12                     Consents.  Except as set forth in Articles V, X or otherwise provided herein, all consents and other determinations to be made by the Riley Investors pursuant to this Agreement will be made by the Riley Investors holding a majority in interest of the Registrable Securities held by all Riley Investors.

11.13                     No Strict Construction.  The language used in this Agreement is deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

IN WITNESS WHEREOF, the undersigned Investors and the Company have caused this Agreement to be duly executed as of the date first above written.

COMPANY:

MAGNETEK, INC.

By:
Name:
Title:

RILEY INVESTORS:

By:
Name:
Its:

EXHIBIT A

MAGNETEK, INC.

CERTIFICATE OF SUBSEQUENT SALE

RE:                              Sale of Shares of Common Stock of Magnetek, Inc. (the “Company”) pursuant to the Company’s Prospectus dated                         , 2003 (the “Prospectus”)

Dear Sir/Madam:

The undersigned hereby certifies, in connection with the sale of shares of Common Stock of the Company included in the table of Selling Stockholders in the Prospectus, that the undersigned has sold the Shares pursuant to the Prospectus and in a manner described under the caption “Plan of Distribution” in the Prospectus and that such sale complies with all applicable securities laws, including, without limitation, the Prospectus delivery requirements of the Securities Act of 1933, as amended.

Selling Stockholder (the beneficial owner):

Record Holder (e.g., if held in name of nominee):

Restricted Stock Certificate No.(s):

Number of Shares Sold:

Date of Sale:

In the event that you receive a stock certificate(s) representing more shares of Common Stock than have been sold by the undersigned, then you should return to the undersigned a newly issued certificate for such excess shares in the name of the Record Holder and BEARING A RESTRICTIVE LEGEND.  Further, you should place a stop transfer on your records with regard to such certificate.

Dated:	Very truly yours,

By:

Print Name:

Title:

cc:                                 Investor Relations

Magnetek, Inc.

10900 Wilshire Boulevard, Suite 850

Los Angeles

Exhibit A-1